Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated February 14, 2019, relating to the balance sheet of DiamondPeak Holdings Corp. as of December 31, 2018, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from November 13, 2018 (date of inception) through December 31, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
February 14, 2019